    As Filed with the Securities and Exchange Commission on January 22, 2001

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                   __________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                                   __________

                              COMCAST CORPORATION

               (Exact name of registrant as specified in charter)

          Pennsylvania                               23-1709202
     (State or other jurisdiction          (I.R.S. Employer Identification No.)
     of incorporation or organization)

                               1500 Market Street
                          Philadelphia, PA 19102-2148
                    (Address of principal executive offices)

              COMCAST CORPORATION 1997 DEFERRED STOCK OPTION PLAN

                            (Full title of the plan)

                            Arthur R. Block, Esquire
                   Senior Vice President and General Counsel
                              Comcast Corporation
                               1500 Market Street
                     Philadelphia, Pennsylvania 19102-2148
                    (Name and address of agent for service)

                                 (215) 665-1700
         (Telephone number, including area code, of agent for service)

                                   __________

                        CALCULATION OF REGISTRATION FEE

=====================================================================================================================
 Title of securities    Amount to be    Proposed maximum offering   Proposed maximum aggregate  Amount of
  to be registered      registered (2)  price per obligation        offering price (2)          registration fee (2)
---------------------------------------------------------------------------------------------------------------------
Deferred Compensation
   Obligations (1)       $250,000,000             100%                    $250,000,000                $59,750
=====================================================================================================================

(1) The deferred compensation obligations to which this Registration Statement relates (the "Deferred Compensation Obligations") arise under the Comcast Corporation 1997 Deferred Stock Option Plan and are unsecured obligations of Comcast Corporation to pay deferred compensation in the future pursuant to compensation deferral elections made by participants in the Plan in accordance with the terms of the Plan.

(2) Estimated pursuant to rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.

                                     PART I

          INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The information required by Part I of Form S-8 is included in documents to be given to the recipient of the securities registered hereby in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended.

                                    PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents, as filed with the Securities and Exchange Commission (the "Commission") by Comcast Corporation (the "Registrant" or "Company"), are incorporated by reference in this Form S-8 Registration Statement (the "Registration Statement") and made a part hereof:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (the "Form 10-K") as filed with the Commission.

          (b) The Company's Quarterly Reports on Form 10-Q (the "Form 10-Qs") for the fiscal quarters ended March 31, 2001, June 30, 2001 and September 30, 2001, as filed with the Commission.

          (c) The Company's Current Reports on Form 8-K filed with the
     Commission
on January 4, 2001, July 9, 2001 and December 20, 2001.

          (d) The description of the Company's Class A Special Common Stock, $1.00 par value per share (the "Class A Special Common Stock") contained in the Company's registration statement on Form 8-A dated November 4, 1986 and as amended on Form 8-A/A filed on July 16, 1996 pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "1934 Act"), which contain descriptions of the Class A Special Common Stock of the Company, and any amendment or reports filed for the purpose of updating such descriptions.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is also incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.  Description of Securities

          The following description of the deferred compensation obligations of the Registrant under the 1997 Deferred Stock Option Plan (the "Plan") is qualified by reference to the Plan, which is included as an exhibit to this registration statement. Capitalized terms used in this Item 4 and not otherwise defined in this registration statement shall have the respective meanings attributed to such terms in the Plan.

          The deferred compensation obligations incurred by the Registrant under the Plan will be unsecured general obligations of the Registrant to pay the compensation deferred in accordance with the terms of the Plan and will rank equally with other unsecured and unsubordinated indebtedness of the Registrant, from time to time outstanding, payable from the general assets of the Registrant. Because the Registrant has subsidiaries, the right of the Registrant, and hence the right of the creditors of the Registrant (including Participants in the Plan) to participate in a distribution of the assets of a subsidiary upon its liquidation or reorganization or otherwise necessarily is subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Registrant itself as a creditor may be recognized.

          Under the Plan, the Registrant will provide a select group of management and highly compensated employees of the Registrant and each of the Registrant's subsidiaries which is a Participating Company and members of the Registrant's Board of Directors (the "Board") who are not employees of a Participating Company (the "Outside Directors") with the opportunity to defer the receipt of Shares upon the exercise of Options and to convert the right to receive Shares to the right to receive the cash value thereof, plus interest thereon from the date of such conversion, in accordance with the terms of the Plan.

          The Plan provides Eligible Employees, Outside Directors, Former Outside Directors, Former Eligible Employees, Successors-in-Interest or Permitted Transferees ("Participants") with the opportunity to defer the receipt of Shares and the corresponding recognition of compensation income upon the exercise of non-qualified stock options. Participants must file an Initial Election for deferral of each Option, or a portion of each Option, with the Administrator on or before a date that is (i) six months prior to the exercise of an Option and (ii) in the calendar year preceding the calendar year in which such Option is exercised. Each Participant who elects to defer receipt of Shares shall, on the Initial Election, also elect the distribution date for the Shares or any corresponding amounts which may be credited to the Income Fund following a Diversification Election. Subject to certain acceleration provisions enumerated under the Plan, distributions may be made between January 2/nd/ of the third calendar year beginning after the date of the Initial Election and January 2nd of the 11th calendar year beginning after the date of the Initial Election. Participants who are actively employed by the Company, who are in active service as Outside Directors or who are certain Permitted Transferees ("Active Participants") may make subsequent elections to defer the time of payment of all or part of the Active Participant's Account for two to ten years from the previously elected date by filing a Subsequent Election with the Administrator by the close of business on June 30 of the calendar year in which the distribution would otherwise be made.

          Once a deferral election is made, upon the exercise of Options, Participants' Accounts are credited in the form of Deferred Stock Units under the Company Stock Fund. Effective November 29, 2001, under the Plan as amended and restated, each Participant may elect to have a portion of the Participant's Account credited in the form of Deferred Stock Units under the Company Stock Fund deemed liquidated and credited under the Income Fund if, and to the extent that, it is approved by the Administrator of the Plan ("Diversification Elections"). Diversification Elections are available to Participants (i) at any time that a registration statement filed under the Securities Act of 1933, as amended, is effective with respect to the Plan and (ii) if, and to the extent that, the Diversification Election has been approved, or is deemed approved, by the Administrator. Once these conditions are met, Diversification Elections will become effective on the later of the date designated by the Participant on his or her Diversification Election or the next business day following the lapse of six months from the date Deferred Stock Units are credited to his or her Account.

          Each Participant whose Diversification Election has been approved, or is deemed approved under the Plan, by the Administrator may elect to convert up to the approved percentage of Deferred Stock Units credited to the Company Stock Fund that are attributable to any Option to the Income Fund. An Outside Director's Diversification Election to convert up to 40% of the Deferred Stock Units credited to the Company Stock Fund and attributable to the Income Fund shall be deemed approved by the Administrator; an election by an Outside Director to transfer an amount in excess of such 40% shall be deemed null and void to the extent of such excess amount.

          As defined in the Plan, the Income Fund is a hypothetical investment fund pursuant to which an amount equal to the Fair Market Value of the Deferred Stock Units subject to a Diversification Election is credited as of the effective date of such Diversification Election and as to which interest is credited thereafter until the date of distribution at the Applicable Interest Rate. As defined in the Plan, the Applicable Interest Rate means 8% per annum, compounded annually as of the last day of the calendar year (the "Standard Applicable Interest Rate"), or such other interest rate as the Administrator establishes from time to time, except to the extent the Administrator, in its sole and absolute discretion, designates for the period extending from the date of a Participant's termination of employment to the date of his or her Account's distribution in full an Applicable Interest Rate equal to the lessor of (i) the Standard Applicable Interest Rate and (ii) the Prime Rate plus one percent, compounded annually as of the last day of the calendar year. The Administrator may delegate its authority to determine the Applicable Interest Rate to an officer of the Company or a committee of two or more officers of the Company.

          As defined in the Plan, the Company Stock Fund means a hypothetical investment fund pursuant to which Deferred Stock Units are credited with respect to an Option subject to an Initial Election by the Participant, and thereafter until the date of distribution or the effective date of a Diversification Election, to the extent a Diversification Election applies to such Deferred Stock Units, as applicable. The portion of a Participant's Account deemed invested in the Company Stock Fund is treated as if such a portion of the Account were invested in hypothetical shares of the Registrant's Common Stock or Special Common Stock otherwise deliverable as Option Shares on the exercise of an Option, and all dividends and other distributions paid with respect to Common Stock or Special Common Stock were held uninvested in cash and credited with interest at the Applicable Interest Rate as of the next succeeding December 31 (to the extent the Account continues to be deemed credited in the form of Deferred Stock Units through such December 31).

          If Shares distributable with respect to Deferred Stock Units credited to the Company Stock Fund that are attributable to the Option as to which a Diversification Election was made are distributed on or before the fifth anniversary of the effective date of such Diversification Election, then, except as may otherwise be provided by the Committee its sole and absolute discretion, the following percentage of the Participant's Account credited to the Income Fund and attributable to such Diversification Election will be distributed simultaneously with such Shares, without regard to any election to the contrary:

                                                                 Distributable Percentage of
              Time that Shares are Distributable               Corresponding Income Fund Amount
              ----------------------------------               --------------------------------
On or before the third anniversary of a Diversification                       60%
Election

After the third anniversary of a Diversification Election                     40%
and on or before the fourth anniversary of a
Diversification Election

After the fourth anniversary of a Diversification Election                    20%
and on or before the fifth anniversary of a Diversification
Election

After the fifth anniversary of a Diversification Election                      0%

          Deferred Stock Units credited to an Account shall be distributed in lump sum in shares of Common Stock and/or Special Common Stock, as applicable. Dividend Equivalents shall be distributed in a lump sum in cash. Amounts credited to the Income Fund pursuant to a Diversification Election will be distributed in a lump sum in cash.

          If a Participant terminates employment (or, in the case of a Participant who is an Outside Director, such Participant terminates service as an Outside Director) because of disability, or the Participant becomes disabled after termination of employment or service, the Participant may elect to (i) leave the existing distribution in place; (ii) accelerate payment of the distribution of the Account so that payment is made on the January 2nd of the calendar year which begins after the date of disability; or (iii) defer the distribution of the benefit for a minimum of two additional years from the date originally set for payment, provided that (a) all payments must be made on or before the fifth anniversary of disability and (b) no other subsequent deferral elections have been made. The Administrator has discretion to allow Disabled Participants to defer distribution of any or all of the benefits in their Account for a period of two to ten years from the original payment date. Such an election must be filed before the close of business on June 30 of the calendar year preceding the calendar year in which the original distribution of a benefit would otherwise have commenced.

          If a Participant retires and it is a "normal retirement" pursuant to Comcast's employment policies, or if retirement is a normal retirement from the Board of Directors, and the Participant is therefore considered a Retired Participant for purposes of the Plan, or is the permitted transferee of a Retired Participant, the Participant may (i) leave the existing distribution election in place; or (ii) defer the distribution of the benefit for a minimum of two additional years from the date originally set for payment, provided that
(a) all payments must be made on or before the 5th anniversary of retirement, and (b) no other subsequent deferral elections have been made. A Retired Participant may, in the Administrator's sole discretion, defer distribution on any part or all of an Account for a minimum of two years and a maximum of ten years from the original payment date. The deferral election must be filed on or before the close of business on June 30 of the calendar year preceding the calendar year in which the original distribution of the benefit would have otherwise commenced.

          If a Participant's employment or service terminates due to death, the Beneficiary of the Deceased Participant may modify an election by making a one-time election to accelerate within 120 days of the Participant's death, whereby distribution will commence on a date that is the earlier of (A) six months after the Participant's death or (B) the January 2nd of the calendar year which begins after the date of the Participant's death. A Beneficiary of a Deceased Participant may also elect to defer payment of the Participant's benefit. If the benefit is payable within six months of the Participant's death, the Beneficiary may make a one-time election to defer payment for one year following the date on which the payments would have commenced pursuant to the previously elected payment date. Such an election must be made within 120 days of the Participant's death. If the Participant's benefit becomes payable on a previously elected payment date which is at least six months from the Participant's date of death, a one-time election to defer payments for a period of two to ten years from the previously elected payment date may be made by the Beneficiary within 60 days of the Participant's death. If the Participant's benefit becomes payable on a date which is at least six months from the Participant's date of death and is not within the same calendar year as the Participant's death, a one-time election to defer payments for a period of two to ten years from the previously elected payment date may be made. A Surviving Spouse of the Deceased Participant may choose to defer the distribution of a benefit until his or her date of death. One deferral election may generally be made (two deferral elections may be made by a Surviving Spouse). The deferral election may be made at any time provided the previously elected payment date is at least six months from the subsequent election date and is not within the same calendar year as the subsequent election date.

          The Plan provides that the Registrant shall give Participants at least 30 days notice (or, if not practicable, such shorter notice as may be reasonably practicable) prior to the anticipated date of the consummation of a liquidation of the Registrant or a Change in Control (each a "Terminating Event"). The Company may, in its complete and sole discretion, provide in such notice that notwithstanding any other provision of the Plan or the terms of any election, upon the consummation of a Terminating Event, the Account balance of each Participant shall be distributed in full and any outstanding Initial Elections or Subsequent Elections shall be revoked.

          Whether or not the Registrant is a Participant's employer, amounts deferred under the Plan will continue for all purposes to be a part of the general funds of the Registrant and the Participant's Account will at all times represent the general obligation of the Registrant. Each

Participant will be a general creditor of the Registrant with respect to all of the Registrant's deferred compensation obligations to the Participant under the Plan, and will not have a secured or preferred position with respect to his or her Account. Nothing contained in the Plan shall be deemed to create an escrow, trust, custodial account or fiduciary relationship of any kind or to eliminate any priority or preferred position of a Participant in a bankruptcy matter with respect to claims for wages. Under the terms of the Plan, the right of a Participant in or to an Account, benefit or payment under the Plan shall not be subject in any manner to attachment or other legal process for the debts of such Participant; and no such Account, benefit or payment shall be subject to anticipation, alienation, sale, transfer, pledge, assignment or encumbrance.

          The Registrant, by action of the Board or Committee, without the consent of Participants, may amend or modify the Plan at any time. The Registrant, by action of the Board, reserves the right at any time, or from time to time, to terminate the Plan.

Item 5.  Interests of Named Experts and Counsel

          None

Item 6.  Indemnification of Directors and Officers

          Sections 1741 through 1750 of Subchapter D, Chapter 17, of the Pennsylvania Business Corporation Law of 1988 (the "BCL") contain provisions for mandatory and discretionary indemnification of a corporation's directors, officers and other personnel, and related matters.

          Under Section 1741, subject to certain limitations, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director, officer, employee or agent of the corporation or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, has no reasonable cause to believe his conduct was unlawful. Under
Section 1743, indemnification is mandatory to the extent that the director, officer, employee or agent has been successful on the merits or otherwise in defense of any action or proceeding relating to third-party or derivative actions if the appropriate standards of conduct are met.

          Section 1742 provides for indemnification in derivative actions except in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

          Section 1744 provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 shall be made by the corporation as authorized in the specific case upon a determination that the representative met the applicable standard of conduct set forth in those sections and such determination shall be made: (1) by the board of directors by majority vote of a quorum of directors not parties to the action or proceeding;
(2) if a quorum is not obtainable and a majority of disinterested directors so directs, by independent legal counsel; or (3) by the shareholders.

          Section 1745 provides that expenses incurred by an officer, director, employee or agent in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

          Section 1746 provides generally that except in any case where the act or failure to act giving rise to the claim for indemnification is determined by the court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by this Subchapter of the BCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office. Section 1746 also provides that a corporation may create a fund of any nature which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations.

          Section 1747 grants a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability incurred by him in his capacity as officer or director, whether or not the corporation would have the power to indemnify him against that liability under this Subchapter of the BCL.

          Sections 1748 and 1749 extend the indemnification and advancement of expenses provisions contained in Sections 1741 through 1750 of the BCL to successor corporations in fundamental changes and to representatives serving as fiduciaries of employee benefit plans.

          Section 1750 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Sections 1741 through 1750 of the BCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of such person.

          Section 7-2 of the Registrant's By-laws provides that the Registrant will indemnify any director or officer of the Registrant to the fullest extent permitted by Pennsylvania law against all expense, liability and loss reasonably incurred or suffered by such person in connection with any threatened pending or completed action, suit or proceeding (a "Proceeding") involving such person by reason of the fact that he or she is or was a director or officer of the Registrant or is or was serving at the request or for the benefit of the Registrant in any capacity for another corporation or other enterprise. No indemnification pursuant to Section 7-2 may be made, however, in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

          Section 7-2 further provides that the right to indemnification includes the right to have the expenses incurred by the indemnified person in defending any Proceeding paid by the Registrant in advance of the final disposition of the Proceeding to the fullest extent permitted by Pennsylvania law. In addition, Section 7-2 provides that the Registrant may purchase and maintain insurance for the benefit of any person on behalf of whom insurance is permitted to be purchased by Pennsylvania law against any expense, liability or loss whether or not the Registrant would have the power to indemnify such person under Pennsylvania or other law. The Registrant may also purchase and maintain insurance to insure its indemnification obligations, whether arising under the By-laws or otherwise. Furthermore, Section 7-2 states that the Registrant may create a fund of any nature or otherwise may secure in any manner its indemnification obligations, whether arising under the By-laws or otherwise. Indemnification pursuant to Section 7-2 shall continue as to an indemnified person who has ceased to be a director or officer and shall inure to the benefit of his heirs, executors and administrators.

          Section 7-3 of the Registrant's By-laws states that the provisions of the By-laws relating to indemnification constitute a contract between the Registrant and each of its directors and officers which may be modified as to any director and officer only with that person's consent or as provided in
Section 7-3. Furthermore, any repeal or amendment of the indemnification provisions of the By-laws adverse to any director or officer will apply only on a prospective basis. In addition, no repeal or amendment of the By-laws may affect the indemnification provisions of the By-laws so as to limit indemnification or the advancement of expenses in any manner unless adopted by
(a) the unanimous vote of the directors of the Registrant then serving or (b) the affirmative vote of shareholders entitled to cast at least 80% of the votes that all shareholders are entitled to cast in the election of directors, provided that no such amendment will have a retroactive effect inconsistent with the preceding sentence.

          The Registrant has purchased directors and officers liability insurance for its directors and officers.

Item 7.  Exemption from Registration Claimed

          None

Item 8.  Exhibits

          The following exhibits are filed as part of this Registration
Statement.

Exhibit
Number    Exhibit
------    -------

4.1       Comcast Corporation 1997 Deferred Stock Option Plan.

5.1       Opinion of Pepper Hamilton LLP.

5.2       Opinion of Pepper Hamilton LLP.

23.1      Consent of Deloitte & Touche LLP.

23.2      Consent of KPMG LLP.

23.3      Consent of Pepper Hamilton LLP (included in Exhibit 5.1 hereto).

24.1      Power of Attorney (included on signature page).

Item 9.   Undertakings

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post- effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania, on January 22, 2002.

                                    COMCAST CORPORATION



                                    By:  /s/ Lawrence J. Salva
                                       -----------------------

                                    Name:  Lawrence J. Salva, Senior Vice
                                    President (Principal Accounting Officer)

                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Ralph J. Roberts, Brian L. Roberts, John
R. Alchin, Stanley Wang, Lawrence J. Salva and Arthur R. Block, and each or any of them, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his/her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

         Signature                                 Title                               Date
/s/ Ralph J. Roberts         Chairman of the Board of Directors; Director        January 22, 2002
---------------------------
Ralph J. Roberts

/s/ Julian A. Brodsky        Vice Chairman of the Board of Directors; Director   January 3, 2002
---------------------------
Julian A. Brodsky

/s/ Brian L. Roberts         President; Director (Principal Executive Officer)   January 22, 2002
---------------------------
Brian L. Roberts

/s/ John R. Alchin           Executive Vice President; Treasurer (Principal      January 22, 2002
---------------------------  Financial Officer)
John R. Alchin

/s/ Lawrence J. Salva        Senior Vice President (Principal Accounting         January 22, 2002
---------------------------  Officer)
Lawrence J. Salva

/s/ Decker Anstrom           Director                                            January 7, 2002
---------------------------
Decker Anstrom

/s/ Sheldon M. Bonovitz      Director                                            January 3, 2002
---------------------------
Sheldon M. Bonovitz

/s/ Joseph L. Castle II      Director                                            January 22, 2002
---------------------------
Joseph L. Castle II

/s/ Felix G. Rohatyn         Director                                            January 3, 2002
---------------------------
Felix G. Rohatyn

/s/ Bernard C. Watson        Director                                            January 22, 2002
---------------------------
Bernard C. Watson

/s/ Irving A. Wechsler       Director                                            January 5, 2002
---------------------------
Irving A. Wechsler

/s/ Anne Wexler              Director                                            January 8, 2002
---------------------------
Anne Wexler

                              COMCAST CORPORATION

                               INDEX TO EXHIBITS


Exhibit
Number    Document
------    --------

4.1       Comcast Corporation 1997 Deferred Stock Option Plan.

5.1       Opinion of Pepper Hamilton LLP.

5.2       Opinion of Pepper Hamilton LLP.

23.1      Consent of Deloitte & Touche LLP.

23.2      Consent of KPMG LLP.

23.3      Consent of Pepper Hamilton LLP (included in Exhibit 5.1 hereto).

24.1      Power of Attorney (included on signature page).